Exhibit 6
                         Actuarial Opinion and Consent

                                                                   [LOGO]LINCOLN
                                                                         -------
                                                                 FINANCIAL GROUP
                                                                 LINCOLN LIFE


The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT 06103-1106

April 28, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re:   Variable Life Account B of ING Life Insurance and Annuity Company ("Account")
      AetnaVest Plus
      File No. 033-76018; 811-04536; CIK No. 0000785986
      Post-Effective Amendment Number 18, Form S-6, Rule 485(b)

Dear Sir or Madam:

In my capacity as Actuary of The Lincoln National Life Insurance Company ("Lincoln") I have provided actuarial advice concerning ING Life Insurance and Annuity Company ("ING") AetnaVest Plus Flexible Premium Variable Life Insurance Policies (the "Policies"). Lincoln is the administrator for the above-referenced ING Policies.

In addition, I also provided actuarial advice concerning the preparation of Post-Effective Amendment Number 18 to Registration Statement on Form S-6, File No. 033-76018 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933. The Prospectuses included in said Registration Statement describes flexible premium variable life insurance policies.

In my opinion, the illustrations of benefits under the Policies included in the Prospectus under the caption "Illustrations of Death Benefit, Total Account Values and Surrender Values" are, based on the assumptions stated in the illustrations, consistent with the provisions of the Policies. Also, in my opinion, the ages selected in the illustrations are representative of the manner in which the Policies operate.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the reference to me under the heading "Experts" in the Prospectus.

Sincerely yours,

/s/ Vaughn W. Robbins

Vaughn W. Robbins, FSA, MAAA